Exhibit 99
JOINT FILER INFORMATION
Name:
Key Colony Management, LLC
Address:
10825 Financial Centre Parkway, Suite 100
Little Rock, AR 72211
Designated Filer:
Alex R. Lieblong
Issuer & Ticker Symbol:
Lodgian, Inc. (LGN)
Date of Earliest
Transaction Required
to be Reported:
9-8-06
Signature:
/s/ Goodloe M. Partee
Name: Goodloe M. Partee
Title:  Attorney-In-Fact for Key Colony Management, LLC


Name:
Key Colony Fund, LP
Address:
10825 Financial Centre Parkway, Suite 100
Little Rock, AR 72211
Designated Filer:
Alex R. Lieblong
Issuer & Ticker Symbol:
Lodgian, Inc. (LGN)
Date of Earliest
Transaction Required
to be Reported:
9-8-06
Signature:
/s/ Goodloe M. Partee
Name:	Goodloe M. Partee
Title: 	Attorney-In-Fact for Key Colony Fund, LP

Kutak Rock - Firm Library-4824-0392-2944.2	2

4824-0392-2944.2